Exhibit 99.1

FMC Corporation 2929 Walnut Street Philadelphia, PA 19104 USA 215.299.6000 fmc.com

News Release

For Release: Immediate

Media contact: Ken Gedaka +1.215.299.6150

ken.gedaka@fmc.com

Investor contact: Michael Wherley +1.215.299.6543

michael.wherley@fmc.com

FMC Announces Executive Leaders for Planned New Lithium Materials Company, Appoints New FMC Chief Financial Officer

PHILADELPHIA, March 9, 2018 – FMC Corporation (NYSE:FMC) today announced that Paul Graves, executive vice president and chief financial officer, has been appointed chief executive officer for the previously announced new, publicly traded lithium materials company, which will be created by separating FMC’s lithium business in the second half of 2018. Gilberto Antoniazzi, CFO for FMC Agricultural Solutions, has been appointed CFO for the new lithium materials company.

Pierre Brondeau will serve as chairman of the board of the new lithium materials company. He will continue to lead FMC Corporation as president, CEO and chairman.

Tom Schneberger, vice president and global business director of FMC Lithium, has been named chief operating officer for the new lithium materials company.

Andrew Sandifer, FMC vice president and treasurer, has been appointed CFO and treasurer for FMC Corporation.

All appointments are effective May 15, 2018.

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FMC Announces Executive Leaders for Planned New Lithium Materials Company, Appoints New FMC Chief Financial Officer

“Preparations to separate our lithium business are progressing very well, with an expected IPO in the second half of 2018,” said Brondeau. “It is important that we have a strong executive team in place well in advance of the IPO. Paul is a seasoned executive with more than 25 years of experience in the chemical and financial industries. He brings exceptional leadership capabilities to launch and grow an exciting new lithium company.”

Antoniazzi has served in senior finance roles in the U.S., Latin America and Europe during his 25-year FMC career. “Gilberto is a highly-respected leader in our Finance organization and throughout the company,” Brondeau said. “He has worked across most disciplines in Finance, including financial planning, analysis, accounting and tax. Gilberto will bring strong business credentials, a global view and extensive experience in Argentina and the Latin America region to the lithium CFO role.”

Brondeau said that FMC Lithium has performed very well under Schneberger’s guidance. “Tom has elevated operating discipline and strengthened customer engagements during his three years leading our lithium business. He will work closely with Paul and the lithium leadership team to continue driving business performance and preparing for the separation.”

Sandifer is a 25-year industry veteran with extensive experience in strategic planning, investor relations, treasury, M&A and commercial management. Prior to joining FMC in 2010, he held various business and finance leadership roles at ARAMARK, The Dow Chemical Company, Rohm and Haas Company and the Boston Consulting Group. “I have worked with Andrew for more than 15 years. He is well respected for his sound judgement, business acumen and financial leadership,” Brondeau said.

About FMC

For more than a century, FMC Corporation has served the global agricultural, industrial and consumer markets with innovative solutions, applications and quality products. On November 1, 2017, FMC

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FMC Announces Executive Leaders for Planned New Lithium Materials Company, Appoints New FMC Chief Financial Officer

acquired a significant portion of DuPont’s Crop Protection business. FMC employs approximately 7,000 people throughout the world and operates its businesses in two segments: FMC Agricultural Solutions and FMC Lithium. For more information, visit www.FMC.com.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation’s 2017 Form 10-K and other SEC filings. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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